Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is entered into as of the 11th day of December, 2013 (the “Effective Date”) by and between Randy Melby (hereinafter, “Employee”) and BankUnited, N.A. a national banking association (hereinafter, the “Company”).

WHEREAS THE PARTIES RECOGNIZE AND AGREE THAT:

a.                                      Employee and the Company have mutually agreed that Employee shall cease serving as Chief Risk Officer of the Company as of the Effective Date and shall separate from the Company with Employee’s last day of employment with the Company being March 31, 2014.

b.                                      The Company has agreed to provide Employee with the payments set forth in this Agreement in consideration of Employee (i) agreeing to the terms set forth herein and (ii) satisfying all conditions, covenants and obligations of this Agreement; and

c.                                       Employee acknowledges that with the exception of the obligations to be performed by the Company as specifically set forth in this Agreement, the Company has satisfied all obligations to Employee arising out of, or related to, Employee’s employment with Company or separation from such employment, including, but not limited to paying Employee all monies owed to Employee.

NOW, THEREFORE, it is agreed as follows:

1.                                      Recitals. Employee acknowledges and agrees that the foregoing recitals are true and correct and are expressly incorporated into this Agreement.

2.                                      Consideration to Employee (a) Employee shall continue to make himself available to the Company through March 31, 2014 for consultation in connection with initiatives upon which he was working and to assist in the transitioning of his job responsibilities.  In consideration for the foregoing, the Company will continue to pay Employee his base salary, and shall continue his employee benefits, all less customary and regular payroll taxes and deductions.  The foregoing payments and benefits shall be made through the Company’s regularly scheduled payroll and shall continue through March 31, 2014 at which time they shall forever cease.

(b)                                 No earlier than January 1, 2014 and no later than April 30, 2014, Company shall pay Employee the lump sum of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00) less customary and regular payroll taxes and deductions, which sum represents additional compensation.  No other monies or consideration other than that described herein will be provided or paid by the Company.

3.                                      General Release.  Employee, on behalf of Employee and Employee’s heirs, successors, and assigns, does hereby unconditionally, knowingly, and voluntarily release and forever discharge the Company, its parent, subsidiaries, affiliates, and each of their present and former managers, executives, directors, owners, shareholders, investors, employees, agents, attorneys, insurers, and operators including in their individual capacity, and each of their successors and assigns (hereinafter collectively the “Released Parties”), from any and all known or unknown claims, demands, actions or causes of action arising on or before the date of Employee’s execution of this Agreement, including but not limited to any and all claims whatsoever: (1) pertaining in any way to Employee’s employment at the Company or with any of the Released Parties or the termination of Employee’s employment, including, but not limited to any claims under the Americans with Disabilities Act; the Family and Medical Leave Act; Title VII of the Civil Rights Act; 42 U.S.C. Section 1981, the Florida Civil Rights Act, Chapter 760; the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act, and the Employment Retirement Income Security Act; (2) available under any federal, state or local laws, statutes, ordinances, regulations, or constitutions, including, but not limited to, those which pertain to employment, discrimination, or pay; (3) based on any tort law or theory, including, but not limited to, claims of negligent supervision, training, or retention, defamation, alleged fraud and/or inducement including, but not limited to, alleged inducement to enter into this Agreement; (4) for physical, mental, emotional, and/or pecuniary injuries, losses or damages of any kind including, but not limited to, earnings, punitive, liquidated and compensatory damages, attorneys’ fees, costs, and employee or other benefits; (5) arising under any of the Released Parties’ express or implied contract; (6) for wages, bonuses, benefits, fringe benefits, vacation pay, or other compensation; and (7) for reinstatement or future employment with Company or any injunctive relief.  Employee acknowledges that Company has provided Employee with all leave time requested and/or required, including under the Family and Medical Leave Act (“FMLA”), has explained the FMLA in policies and any leave documentation provided to Employee, and has taken no adverse action whatsoever based on Employee taking or requesting leave, including under the FMLA.  Employee intends that this Agreement operate as a waiver of all unknown claims arising on or before the date of Employee’s execution of this Agreement.  Employee warrants that Employee is currently unaware of any claim, demand, action, or cause of action against Company, the Released Parties, or any other person or entity released herein which have not been released by Employee in this General Release.

4.                                      No Undisclosed Filings. Employee warrants that Employee has not filed any undisclosed lawsuit or initiated or engaged in any adversarial proceedings against Company or any of the other Released Parties based upon or related in any way to any act, omission or event occurring prior to Employee’s execution of this Agreement. Employee further waives any right to, and agrees not to bring, as a plaintiff or claimant, any class or collective action claim, or any other representative action, based on Employee’s employment, treatment, salary, compensation, or remuneration as an employee with the Company. Rather, to the extent that Employee brings any employment, compensation, or wage-related claim, Employee agrees to bring the claim on an individual basis.

5.                                      Participation and Cooperation.  Employee agrees to voluntarily participate and cooperate with Company, if asked, in investigating, prosecuting, and defending any charges, claims, demands, liabilities, causes of action, lawsuits, and other proceeding by, against, or involving Company or the Released Parties in any matter of which Employee has, should have, or may have, knowledge by virtue of Employee’s relationship and position with the Company.

6.                                      Non-Disparagement and Confidentiality. Employee agrees not to disparage the Company or any of the Released Parties in any way, publicly or privately.  Employee further agrees to keep the terms of this Agreement confidential.  Without the prior written authorization of the Executive Vice President, Human Resources, Employee shall not disclose the terms of this Agreement to anyone unless required by law, and even then, Employee agrees to give the

Company reasonable notice in writing so that it has an opportunity to respond.  Such notice should be provided to the Executive Vice President, Human Resources by fax and certified mail, first class, postage prepaid, return receipt requested.  This Agreement shall not prohibit Employee from making required confidential disclosures to Employee’s attorney, accountant or to any governmental taxing authority or other governmental or regulatory authority to the extent required by law, or discussing the matter with employee’s immediate family, but the Employee will notify any such persons to whom a permissible disclosure is made that this Agreement is strictly confidential and not to be disclosed.  Employee and Company agree that Employee is responsible for ensuring that any person to whom Employee makes a permissible disclosure maintain confidentiality.  Employee acknowledges and agrees that the maintenance of the non-disparagement clause and strict confidentiality of the terms of this settlement is a material inducement to Company in entering into this Agreement. Employee shall not responsible or liable for any disclosures made by the Company of any of the terms of this Agreement.

7.                                      Non-Admission of Liability. Employee and Company acknowledge and agree that this Agreement and the consideration given hereunder is not to be construed or used as an admission by either Party of any liability whatsoever, nor shall it be construed or used as an admission of any act or fact whatsoever.  Liability is herby expressly denied.

8.                                      Older Workers Benefit Protection Act.  In compliance with the Older Workers Benefit Protection Act and the Age Discrimination in Employment Act, Employee hereby acknowledges that: (A) Employee fully understands this Agreement; (B) this Agreement specifically applies to a knowing and voluntary release of any rights or claims Employee may have against Company under the Federal Age Discrimination in Employment Act of 1967, as amended arising on or before the date the Employee signs this Agreement; (C) this Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed; (D) the consideration provided for in this Agreement and the provisions of this paragraph are in addition to that to which Employee is already entitled; (E) Employee has been advised and encouraged to consult with an attorney prior to signing this Agreement; (F) Employee has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement; (G) this Agreement shall be revocable for the seven (7) day period following execution of this Agreement by Employee, provided Employee delivers written notice of such revocation to the Executive Vice President, Human Resources within the seven (7) day period.  Accordingly, this Agreement shall not become effective or enforceable until the expiration of this seven (7) day revocation period.  Should Employee choose to sign this Agreement prior to the expiration of the twenty-one (21) day period set forth in subparagraph (F), which is solely the Employee’s choice, Employee acknowledges and agrees that Employee knowingly and voluntarily has waived the full amount of time the Company provided within which to consider this Agreement. Employee and the Company agree that changes to this Agreement, whether material or not material, will not restart the twenty-one (21) day period.

9.                                      Solicitation Covenant

(a)                                 Scope of Covenant. Employee agrees that following his execution of this Agreement and the expiration of the revocation period set forth in Paragraph 8 hereof, Employee shall not directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, institution, partnership, business group, joint venture or other entity, without the prior written consent of the Company:

(i) until January 1, 2015, directly or indirectly solicit, seek to employ or seek to retain any person who is at that time an employee of the Company in any position;

(ii) until January 1, 2015, directly or indirectly solicit any prospective candidate for employment, on Employee’s own behalf or on behalf of any competitor of the Company, which candidate was either called upon by the Company or for which the Company made a hiring analysis.

(b)                                 Reasonableness. It is agreed by the parties that the foregoing covenants impose a reasonable restraint on Employee in light of Employee’s position at the Company, the activities and business of the Company as of the Effective Date, and the current plans of the Company.

(c)                                  Severability. The foregoing covenants are severable and separable, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  In the event any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems permissible by law, and this Agreement shall thereby be reformed.

(d)                                 Enforcement by the Company Not Limited. The foregoing covenants shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

10.                               Breach. Employee acknowledges and agrees that in the event of a breach of any provision of this Agreement by Employee, Company will suffer great and irreparable damages in an amount that will be extremely difficult to calculate or fix.  Therefore, in such event, Employee agrees to pay to Company liquidated damages in an amount equal to the aggregate amount of monies paid to Employee pursuant to this Agreement, not as a punishment, but as damages suffered. Additionally, Employee further agrees that in the event of any breach of this Agreement by Employee, Company may be entitled to seek equitable relief including, without limitation, injunction, court order, specific performance or other appropriate remedies. Such remedies shall not be deemed to be exclusive of the remedies available to Company but shall be in addition to any and other remedies provided hereunder or available to Company, whether at law or equity, and Employee further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

11.                               Governing Law, Prior Agreements, Controlling Terms, and Other Provisions.  This Agreement is executed by Employee in the State of Florida and shall be interpreted under the procedural and substantive laws of Florida existing as of the date of execution.  Except as provided herein, should any provision of this Agreement be declared or determined to be unlawful or legally invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and any said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.  If the General Release or any part of the General Release is deemed to be invalid, the parties agree to immediately execute a general release that is not invalid.  This Agreement sets forth the entire agreement between the Parties hereto relating to the subject matters herein, and fully supersedes any and all prior agreements or understandings between the Parties hereto, if any, except for any loan, stock option, restricted stock, credit, or mortgage agreements, and except for any prior agreements, policies, or understandings that impose restrictions or requirements on Employee including, but not limited to, those relating to confidentiality, trade secrets, non-competition, non-solicitation, other intellectual property, tuition reimbursement, or loans.

12.                               Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

Executed: December 30, 2013	By:	/s/ Randy Melby
Randy Melby

Executed: January 2, 2014		BankUnited, N.A.

	By:	/s/ Christopher Perry
Christopher Perry
Executive Vice President
Human Resources